EXHIBIT 23(a)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and, with respect to the Registration Statements on Forms S-8 and S-4, in the related prospectus:

1)	Registration Statement (Form S-8 No. 333-26767) pertaining to the Greif, Inc. 1996 Directors Stock Option Plan

2)	Registration Statement (Form S-8 No. 333-26977) pertaining to the Greif, Inc. Incentive Stock Option Plan

3)	Registration Statement (Form S-8 No. 333-35048) pertaining to the Greif 401(k) Retirement Plan

4)	Registration Statement (Form S-8 No. 333-61058) pertaining to the Greif, Inc. 2000 Nonstatutory Stock Option Plan

5)	Registration Statement (Form S-8 No. 333-61068) pertaining to the Greif, Inc. 2001 Management Equity Incentive and Compensation Plan

6)	Registration Statement (Form S-8 No. 333-123133) pertaining to the Greif, Inc. 2005 Outside Directors Equity Award Plan

7)	Registration Statement (Form S-4 No. 333-142203) 6-3/4 percent Senior Notes due 2017

8)	Registration Statement (Form S-8 No. 333-151475) pertaining to Greif, Inc. Amended and Restated Long-Term Incentive Plan

9)	Registration Statement (Form S-4 No. 333-162011) 7-3/4 percent Senior Notes due 2019;

of our reports dated January 21, 2015, relating to (1) the consolidated financial statements and financial statement schedule of Greif, Inc. and subsidiary companies as of and for the year ended October 31, 2014, and (2) the effectiveness of Greif, Inc. and subsidiary companies’ internal control over financial reporting as of October 31, 2014 (which report expresses an adverse opinion for material weaknesses relating to accounting for non-routine or complex transactions, income tax accounting for certain foreign subsidiaries, and logical access and program change management controls related to certain information systems that are relevant to information and reports produced by certain information systems), included in this Annual Report on Form 10-K of Greif, Inc. for the year ended October 31, 2014.

/s/ Deloitte & Touche, LLP

Columbus, Ohio

January 21, 2015